Exhibit 99.1
OPKO HEALTH TO PRESENT AT THE LAZARD CAPITAL MARKETS 6TH ANNUAL HEALTHCARE CONFERENCE
MIAMI, FL— November 16, 2009— OPKO Health, Inc. (NYSE Amex: OPK) today announced that senior management will present at the Lazard Capital Markets 6th Annual Healthcare Conference on Tuesday, November 17, 2009 at 4:40 PM EST. The conference will be held at the St. Regis Hotel in New York City.
OPKO senior management will provide a review of recent corporate developments.
The Company’s audio presentation and slides will be available by choosing the link on the website at www.opko.com under “Investor Relations”.
About OPKO Health, Inc.
Miami-based OPKO is a specialty healthcare company involved in the discovery, development, and commercialization of proprietary pharmaceutical products, medical devices, vaccines, diagnostic technologies and imaging systems. Initially focused on the treatment and management of ophthalmic diseases, OPKO has since expanded into other areas of major unmet medical need such as oncology, infectious diseases, and neurological disorders.
Contacts:
Steven D. Rubin
305 575-6015